Exhibit (c)

The latest annual budget for the Registrant as set forth in the Program Document for 2004-2007 (Documento di Programmazione Economico-Finanziaria per gli anni 2004-2007), dated July 16, 2003, filed in paper format under cover of Form SE on September 30, 2003